                                                                    Exhibit 5.01


Lernout & Hauspie Speech
Products N.V.
Flanders Language Valley 50
B-8900 Ieper, Belgium



By courier
----------



Brussels, June 13, 2000



Ref.          diba/kale/L&H/lett/kaledoc0006
Telephone     00 32 2 778 24 48
Direct fax    00 32 2 778 24 54


Re:       Registration Statement on Form S-8
          ----------------------------------



Ladies and Gentlemen:


We have acted as counsel on matters of Belgian law in connection with the filing with the United States Securities and Exchange Commission of the aforementioned S-8 registration statement (the "Registration Statement") pursuant to which Lernout & Hauspie Speech Products N.V. (the "Company") is registering under the United States Securities Act of 1933, 4,647,113 shares of the Company's common stock (the "Common Stock"), with a par value of 10.77225 BEF per share, pursuant to the following plans: (1) the 2000 Employee Stock Option Plan adopted by resolution of the Company's shareholders on June 5, 2000 (the "ESOP 2000") and
(2) the Lernout & Hauspie Speech Products NV 1994 Stock Option Plan; (3) the Lernout & Hauspie Speech Products NV 1999 Stock Incentive Plan; and (4) the Lernout & Hauspie Speech Products NV UK Company Share Option Plan (the plans referred to under (2), (3) and (4) together, the "Former Dragon Plans"), adopted by resolution of the board of directors of the Company on June 7, 2000.

For the purpose of rendering this opinion, we have examined and relied solely upon the executed copy of (i) the minutes of the shareholders' meeting of the Company held on June 5, 2000 and (ii) the board resolution of the Company of June 7, 2000.

Based upon the foregoing, we are of the opinion that the Common Stock to be issued upon exercise of warrants granted pursuant to the ESOP 2000 and the Former Dragon Plans has been duly authorized and, when issued and delivered upon exercise of the warrants in accordance with the applicable provisions of Belgian company law and the terms of the ESOP 2000 and the Former Dragon Plans, will be validly issued, fully paid and nonassessable.

This opinion is only with respect to matters of Belgian law. We understand that this opinion is to be issued in connection with the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement, including the prospectus constituting a part thereof.

This opinion may be used in connection with the offering of the Common Stock only while the Registration Statement remains in effect.

This opinion is rendered in accordance with the rules of the Brussels Bar.

Very truly yours,



/s/ Philippe Hamer                                     /s/ Peter Bienenstock
------------------                                     ---------------------
Philippe Hamer                                         Peter Bienenstock

                                       2